Exhibit 4.14

Spousal Consent

The undersigned, Lin Yanlin, a People’s Republic of China (“China” or the “PRC”) citizen with PRC Identification Card No. [***], is the lawful spouse of Luo Weidong, a PRC citizen with PRC Identification Card No. [***]. I hereby unconditionally and irrevocably agree to and retroactively ratify the execution of the following documents (hereinafter referred to as the “Transaction Documents”) by Luo Weidong, and the disposal of the equity interests of Shenzhen Hexun Huagu Information Technology Co., Ltd. (“Hexunhuagu”) held by Luo Weidong and registered in his name according to the following documents:

(1)

The Equity Interest Pledge Agreement entered into by and among Luo Weidong, JPush Information Consultation (Shenzhen) Co., Ltd. (hereinafter referred to as the “WFOE”) and Hexunhuagu as of July 26, 2022;

(2)	The Exclusive Option Agreement entered into by and among Luo Weidong, the WFOE and Hexunhuagu as of July 26, 2022;

(3)	The Shareholder Voting Proxy Agreement entered into by and among Luo Weidong, Chen Guangyan, the WFOE and Aurora Mobile Limited as of July 26, 2022;

(4)	The Financial Support Agreement entered into by and among Luo Weidong, Chen Guangyan, the WFOE and Aurora Mobile Limited as of July 26, 2022;

I hereby undertake not to make any assertions in connection with the equity interests of Hexunhuagu which are held by Luo Weidong. I hereby further confirm that Luo Weidong can perform the Transaction Documents and further amend or terminate the Transaction Documents absent authorization or consent from me.

I hereby undertake to execute all necessary documents and take all necessary actions to ensure appropriate performance of the Transaction Documents (as amended from time to time).

I hereby agree and undertake that if I obtain any equity interests of Hexunhuagu which are held by Luo Weidong for any reasons, I shall be bound by the Transaction Documents (as amended from time to time) and comply with the obligations thereunder as a shareholder of Hexunhuagu. For this purpose, upon the WFOE’s request, I shall sign a series of written documents in substantially the same format and content as the Transaction Documents (as amended from time to time).

/s/ Lin Yanlin
Lin Yanlin

Date: July 26, 2022

Spousal Consent

The undersigned, Hou Yuanyuan, a People’s Republic of China (“China” or the “PRC”) citizen with PRC Identification Card No.: [***], is the lawful spouse of Chen Guangyan, a PRC citizen with PRC Identification Card No.: [***]. I hereby unconditionally and irrevocably agree to and retroactively ratify the execution of the following documents (hereinafter referred to as the “Transaction Documents”) by Luo Weidong, and the disposal of the equity interests of Shenzhen Hexun Huagu Information Technology Co., Ltd. (“Hexunhuagu”) held by Chen Guangyan and registered in his name according to the following documents:

(1)

The Equity Interest Pledge Agreement entered into by and among Chen Guangyan, JPush Information Consultation (Shenzhen) Co., Ltd. (hereinafter referred to as the “WFOE”) and Hexunhuagu as of July 26, 2022;

(2)	The Exclusive Option Agreement entered into by and among Chen Guangyan, the WFOE and Hexunhuagu as of July 26, 2022;

(3)	The Shareholder Voting Proxy Agreement entered into by and among Luo Weidong, Chen Guangyan the WFOE and Aurora Mobile Limited as of July 26, 2022;

(4)	The Financial Support Agreement entered into by and among Luo Weidong, Chen Guangyan the WFOE and Aurora Mobile Limited as of July 26, 2022;

I hereby undertake not to make any assertions in connection with the equity interests of Hexunhuagu which are held by Chen Guangyan. I hereby further confirm that Chen Guangyan can perform the Transaction Documents and further amend or terminate the Transaction Documents absent authorization or consent from me.

I hereby undertake to execute all necessary documents and take all necessary actions to ensure appropriate performance of the Transaction Documents (as amended from time to time).

I hereby agree and undertake that if I obtain any equity interests of Hexunhuagu which are held by Chen Guangyan for any reasons, I shall be bound by the Transaction Documents (as amended from time to time) and comply with the obligations thereunder as a shareholder of Hexunhuagu. For this purpose, upon the WFOE’s request, I shall sign a series of written documents in substantially the same format and content as the Transaction Documents (as amended from time to time).

/s/ Hou Yuanyuan
Hou Yuanyuan

Date: July 26, 2022